AGREEMENT

            This Agreement is entered into this 24th day of August, 2004 by and between Internal Equity Partners (hereinafter IEP) and Aero Marine Engine, Inc., a Nevada corporation (hereinafter Aero Marine).

RECITALS

1.         Whereas, IEP has entered into an Agreement to market and purchase of technology with Transporter, and;

            Whereas Aero Marine wishes to acquire the rights of IEP in the Marketing and Purchasing Agreement and;

            Whereas IEP is willing to assign their position in the contract with Transporter, and;

            Whereas the parties intend for this to be a tax-free transfer under the provisions of the Internal Revenue Code as applicable,

            Now therefore it is hereby agreed as follows;

           a.         IEP hereby assigns all of their right, title and interest in the Agreement of August 23, 2004 between IEP and Transporter, to Aero Marine.

          b.        In consideration, thereof, Aero Marine agrees to issue to IEP 25,000,000 shares of stock in Aero Marine to IEP.

/s/ Benjamin Langford
 Benjamin Langford, President
Aero Marine Engine, Inc.

/s/ Samuel J. Higgins
 Samuel J. Higgins, Managing Director
International Equity Partners